Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2025, which includes an explanatory paragraph relating to Nuburu, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Nuburu, Inc. appearing in the entity’s Annual Report on Form 10-K for the year-ended December 31, 2024 and 2023.

/s/ WithumSmith+Brown, PC

Irvine, California

July 16, 2025